                                                         EX-99.B(j)hiconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 33 to
Registration Statement No. 2-63643 on Form N-1A of Waddell & Reed Advisors
High Income Fund, Inc. of our report dated November 2, 2001, appearing in the Statement of Additional Information, which is part of such Registration
Statement, and to the reference to us under the caption "Financial
Highlights" in the Prospectus, which is also part of such Registration
Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
December 20, 2001